UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 9, 2009

Advanta Corp.
(Exact name of registrant as specified in its charter)

Delaware	0-14120	23-1462070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Welsh & McKean Roads, P.O. Box 844, Spring House, Pennsylvania	19477
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 657-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 9, 2009, Advanta Corp. (the “Company”) received a notification (the “Notification”) from the Listing Qualifications Department of The NASDAQ Stock Market LLC, indicating that it had determined, in accordance with Listing Rules 5100, 5110(b) and IM-5100-1, that the Company’s Class A and Class B Common Stock (trading symbols: ADVNA; ADVNB) will be delisted from the Nasdaq Stock Market (“NASDAQ”).

The Notification provides the following reasons for the delisting: (i) the filing by the Company and certain of its subsidiaries of voluntary petitions for relief under chapter 11 of title 11 of the United States Bankruptcy Code (the “Bankruptcy Filing”) in the United States Bankruptcy Court for the State of Delaware (the “Bankruptcy Court”) and associated public interest concerns raised by the Bankruptcy Filing; (ii) concerns about the residual equity interest of the existing listed securities holders; and (iii) concerns about the Company’s ability to sustain compliance with all requirements for continued listing on NASDAQ.  The Notification also refers to the notification that the Company received on September 15, 2009, as previously reported by the Company on the Form 8-K that the Company filed with the Securities and Exchange Commission on September 18, 2009, that it was out of compliance with NASDAQ’s listing requirements because the bid price of the Company’s Class A and Class B Common Stock had closed below $1.00 per share for 30 consecutive trading days.

Trading in the Company’s Class A and Class B Common Stock will be suspended at the opening of business on November 18, 2009, unless the Company requests an appeal of NASDAQ’s delisting decision.  The Company does not intend to appeal NASDAQ’s delisting decision.

The Company intends to enter into discussions with market makers to quote its Class A and Class B Common Stock on the OTC Bulletin Board (“OTC BB”) and/or the Pink OTC Markets Inc. (the “Pink Sheets”).  The Company’s Class A and Class B Common Stock will not be eligible for trading on the OTC BB or the Pink Sheets until at least one market maker agrees to quote such respective class of the Company’s Common Stock and, as a result, the Company’s Class A and/or Class B Common Stock may not be eligible to trade over the OTC BB or the Pink Sheets immediately following delisting by NASDAQ.

A copy of the Company’s press release announcing receipt of the delisting notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements, Pro Forma Financial Information and Exhibits.

(d)       Exhibits.

99.1     Press Release issued November 11, 2009.

Forward Looking Statements

This Form 8-K contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected.  The most significant among these risks and uncertainties are: (i) the ability of the Company to continue as a going concern; (ii) the ability of the Company and its subsidiaries to prosecute, develop and consummate one or more plans of reorganization with respect to the Bankruptcy Filing; (iii) the effects of the Company’s Bankruptcy Filing on the Company and the interests of various creditors, equity holders and other constituents; (iv) Bankruptcy Court rulings in connection with the Bankruptcy Filing and the outcome of the cases in general; (v) the length of time the Company will operate under the chapter 11 cases; (vi) factors that may interfere with the Company’s ability to develop and consummate one or more plans of reorganization once such plans are developed; (vii) the potential adverse effects of the Bankruptcy Filing on the  Company’s  liquidity  or  results of operations; and (viii) ability of the Company to have its Class A and/or Class B Common Stock quoted on the OTC BB or the Pink Sheets.  The cautionary statements provided above are being made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and with the intention of obtaining the benefits of the “safe harbor” provisions of the Act for any such forward-looking information.  Additional risks that may affect the Company’s future performance are detailed in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanta Corp.
(Registrant)

Date:	November 11, 2009
		By:	/s/ Jay A. Dubow
Jay A. Dubow
Chief Administrative Officer,
Senior Vice President,
Secretary and General Counsel

EXHIBIT INDEX

Exhibit	Description	Method of Filing

99.1	Press release issued November 11, 2009	Filed herewith